STANDBY FEEDSTOCK AGREEMENT


     This Agreement made and entered into on the 22nd day of July, 1988, by and between MELAMINE CHEMICALS, INC., a Delaware corporation (hereinafter referred to as "MCI"), and FIRST MISSISSIPPI CORPORATION, a Mississippi corporation (hereinafter referred to as "FMC"). This Agreement shall hereinafter be referred to as the "Standby Feedstock Agreement."

                           WITNESSETH:

     WHEREAS, FMC and MCI are parties to an Agreement dated April 30, 1987, a copy of which is attached hereto and referred to as Exhibit A (hereinafter referred to as the "Feedstock Agreement"); and

     WHEREAS, FMC desires that MCI execute a document of even date, attached hereto and referred to as Exhibit B, wherein MCI would approve the assignment by FMC to Mississippi Chemical Corporation
(hereinafter referred to as "MCC") of FMC's rights, duties and obligations, subject to the terms and conditions as set forth in the Feedstock Agreement, to supply to MCI one-half (1/2) of the Urea Melt and Anhydrous Ammonia required under the Feedstock Agreement, and to receive one-half (1/2) of the Carbamate recycle returned to FMC under the Feedstock Agreement (such Agreement of even date being hereinafter referred to as the "Assignment Agreement"); and

     WHEREAS, MCI is willing to execute said Assignment Agreement subject to the provisions set out below;

     NOW, THEREFORE, in consideration of these premises, the parties hereby agree as follows:

     1. Subject to the conditions set out herein, FMC hereby agrees that in the event MCC wrongfully ceases to make deliveries of Ammonia and Urea and accept Carbamate as required of it under the Feedstock Agreement, then FMC will increase its deliveries of Ammonia and Urea to MCI and its receipt of Carbamate from MCI, subject to the terms of the Feedstock Agreement, so that MCI will be supplied with the total quantity of Ammonia and Urea as provided under the Feedstock Agreement. However, in no event shall the quantities supplied by FMC under this Standby Feedstock Agreement exceed MCC's deficiencies under the Feedstock Agreement and the Assignment Agreement. FMC's obligation to supply Ammonia or Urea relative to MCC's default under the Feedstock Agreement and the Assignment Agreement shall begin thirty (30) days after notice by MCI to FMC of MCC's improper cessation of deliveries under the Feedstock Agreement. Such notice shall be given in accordance with Paragraph 17 of the Feedstock Agreement.

     2. MCI hereby agrees to make reasonable efforts to force MCC to comply with the Feedstock Agreement and to force MCC to cure any breach by MCC of the Feedstock Agreement. FMC's obligation to make up the short fall in deliveries of Ammonia and Urea to MCI and receipt of Carbamate from MCI shall cease in the event that MCI fails to initiate or at any time ceases to use reasonable efforts to force compliance by MCC or if MCC once again reinstates deliveries of Ammonia and Urea and resumes acceptance of Carbamate from MCI in accordance with the Feedstock Agreement.

     3. Prior to consenting to any assignment by MCC of its rights, duties and obligations under the Feedstock Agreement and the Assignment Agreement, MCI will first consult with FMC and obtain its consent to such transfer. FMC agrees to not unreasonably withhold its consent thereto.

     4. Nothing contained herein is intended to or shall be construed to increase or change in any way the total contract quantity which FMC and MCC are jointly obligated to supply to MCI under the Feedstock Agreement and Assignment Agreement generally and particularly without way of limitation under Paragraph 3 entitled "Contract Quantity" of the Feedstock Agreement. Further, nothing herein shall be construed as imposing any obligation on FMC to make any deliveries if such deliveries would be otherwise excused by a force majeure event as described in Paragraph 12 of the Feedstock Agreement or a cessation of operation of the Triad Chemical plant for any reason.

     5. In the event of any conflict or ambiguity between the provisions of this Standby Feedstock Agreement and the provisions of Paragraph 4 of the Assignment Agreement, the provisions of this Standby Feedstock Agreement shall govern and prevail.

     IN WITNESS WHEREOF, the parties hereto have caused this Standby Feedstock Agreement to be executed as of the date first above written.

ATTEST:                            FIRST MISSISSIPPI CORPORATION


By:  /s/  Bonnie H. Kelley         By:  /s/  J. Kelley Williams
     ---------------------              -----------------------
          Bonnie H. Kelley                   J. Kelley Williams
          Assistant Secretary                President


ATTEST:                            MELAMINE CHEMICALS, INC.


By:  /s/  Ann Kistenmacher         By:  /s/  J. W. Crook
     ---------------------              ----------------

Typed Name:  Ann Kistenmacher      Typed Name:  J. W. Crook

Title:                             Title:  Chairman of the Board